Exhibit 10.1

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT dated as of June 23, 2010 by and among (i) Recovery Energy, Inc., a Nevada corporation (the "Company"), (ii) Hexagon Investments, LLC ("Hexagon"), and (iii) the other holders of Common Stock of the Company signatory hereto (together with Hexagon, the "Stockholders").

Whereas, Hexagon has provided financing for several acquisitions of oil and gas leases by the Company to the benefit of all the Company's stockholders; and

Whereas, in connection with the most recent financing provided by Hexagon, the Company and Hexagon agreed to negotiate a stockholders agreement relating to the election of a director designated by Hexagon.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions.  For purposes of this Agreement, the following terms have the indicated meanings:

"Affiliate" of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise.

"Board" means the Company's Board of Directors.

"Common Stock" means the Company's common stock, par value $ .0001 per share.

"Shares" means all of the issued and outstanding shares of capital stock of the Company.

"Securities Act" means the Securities Act of 1933, as amended.

Section 2. Board of Directors.  Each Stockholder agrees, for so long as Hexagon and its Affiliates owns 10% or more of the outstanding Shares, to vote all Shares over which such Stockholder and its Affiliates have voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the person Hexagon designates in writing from time to time to the other Stockholders is elected to the Board.

Section 3. Amendment and Waiver.  Except as otherwise provided herein, no amendment of any provision of this Agreement shall be effective unless such amendment or waiver is approved in writing by the Company, Hexagon and the holders of at least a majority of the Shares then held by the other Stockholders.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4. Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 5. Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 6. Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Stockholders and their respective successors and assigns; provided, that Hexagon may not assign its right to designate a director to any transferee of Shares from Hexagon other than an Affiliate of Hexagon without the Company's written consent.

Section 7. Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original but all of which taken together shall constitute but one instrument.

Section 8. Remedies.  The Company and Hexagon shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, or Hexagon may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 9. Notices.  Any notice, payment, demand or communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be (i) delivered personally, (ii) transmitted by telecopy, or (iii) delivered by nationally recognized overnight courier service for next business day delivery, addressed as follows, or to such other address as such person may from time to time specify by notice to the parties hereto:

The Company and each Stockholder:

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, CO 80202
Attention: Jeff Knetsch
Fax: (303) 223-1111

Hexagon:

Hexagon Investments, LLC
730 17th Street, Suite 800
Denver, CO 80202
Attention:  Brian Fleischmann

Section 10. Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to principles of conflicts of laws thereof.

Section 11. Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 12. Termination; Survival.  This Agreement shall terminate and be of no further force and effect at the time that Hexagon and its Affiliates owns less than 10% of the outstanding Shares.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RECOVERY ENERGY, INC.

By: /s/ Roger A. Parker
Roger A. Parker
Chief Executive Officer

HEXAGON INVESTMENTS, LLC

By: /s/ Brian Fleischmann
       Name: Brian Fleischmann
       Title: Executive Vice President

/s/ Roger A. Parker
Roger A. Parker

/s/ Jeffrey A. Beunier
Jeffrey A. Beunier

/s/ James J. Miller
James J. Miller

/s/ Timothy N. Poster
Timothy N. Poster